Exhibit 99.2
Audited Financial Statements of OC-NET, Inc.
for the year ended December 31, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders
OC-Net, Inc.
We have audited the accompanying balance sheet of OC-Net, Inc. as of December 31, 2006, and the related statements of operations, stockholders’ equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of OC-Net, Inc. as of December 31, 2006, and the results of its activities and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.
/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
March 22, 2007
Las Vegas, Nevada

OC-NET, INC.
BALANCE SHEET
DECEMBER 31, 2006

ASSETS

CURRENT ASSETS:
Cash	$60,522
Accounts receivable, net of allowance for doubtful accounts of $1,000	64,374
Prepaid income tax	4,820
Employee advances	10,495

Total current assets	140,211

PROPERTY AND EQUIPMENT, net	106,204

CAPITALIZED WEB SITE DEVELOPMENT COSTS, net	57,158

Total assets	$303,573

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$23,242
Capital lease obligations, current portion	20,875
Deferred revenue	10,619
Other current liabilities	29,995

Total current liabilities	84,731

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current portion	9,182
Deferred taxes	7,000

Total liabilities	100,913

SHAREHOLDERS’ EQUITY:
Common stock, no par value, 2,500 shares authorized, 200 shares issued and outstanding	2,000
Retained earnings	200,660

Total shareholders’ equity	202,660

Total liabilities and shareholders’ equity	$303,573

OC-NET, INC.
STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2006

		Percent
		Net Sales
NET REVENUES:
Internet services	$760,140	57.3%
Web site design	567,156	42.7
Other revenue	450	—

Total net revenues	1,327,746	100.0

COST OF REVENUES	206,527	15.6

GROSS PROFIT	1,121,219	84.4

OPERATING EXPENSES:
Salaries, wages and related costs	702,505	52.9
Selling, general and administrative	342,447	25.8
Depreciation and amortization	98,858	7.4

Total operating expenses	1,143,810	86.1

LOSS FROM OPERATIONS	(22,591)	(1.8)

OTHER INCOME (EXPENSES):
Interest expense	(11,919)	(0.9)
Interest income	435	—

Total other income (expenses), net	(11,484)	(0.9)

(LOSS) BEFORE PROVISION FOR INCOME TAXES	(34,075)	(2.7)

PROVISION FOR INCOME TAXES	(9,000)	(0.7)

NET (LOSS)	$(25,075)	(2.0)%

Average common shares outstanding:
Basic	200
Diluted	200

Net (loss) per share:
Basic	$(125.38)
Diluted	$(125.38)
The accompanying notes are an integral part of this statement.

OC-NET, INC.
STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2006

		Common	Retained
	Shares	Stock	Earnings	Totals
Balance at December 31, 2005	200	$2,000	$225,735	$227,735

Net loss			(25,075)	(25,075)

Balance at December 31, 2006	200	$2,000	$200,660	$202,660

The accompanying notes are an integral part of this statement.

OC-NET, INC.
STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,075)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	70,279
Amortization	28,579
Deferred taxes	(12,000)
(Increase) decrease in assets:
Accounts receivable, trade	40,647
Prepaid income taxes	(4,820)
Employee advances	(10,495)
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	5,450
Deferred revenue	10,619
Other current liabilities	18,281

Net cash provided by operating activities	121,464

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(36,363)

Net cash (used in) investing activities	(36,363)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of due to shareholder	(17,558)
Repayments of capital lease obligations	(28,591)

Net cash (used in) financing activities	(46,149)

NET CHANGE IN CASH	38,953

CASH, beginning of period	21,570

CASH, end of period	$60,522

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$11,919

Income taxes paid	$7,820

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

Property and equipment acquired through capital leases	$17,357

The accompanying notes are an integral part of this statement.

OC-Net, Inc.
Notes to the Audited Financial Statements for the year ended December 31, 2006
Note 1 — Description of business
OC-Net, Inc. (the Company) was incorporated in the state of California on February 1, 1996. The Company is a web site services firm, specializing in online business applications such as web site design, web hosting, e-commerce, and network consulting. The Company provides technology-enabled business solutions that connect manufacturers in selected industries with their service and distribution networks. The Company’s customers are all located in the United States.
Note 2 – Summary of significant accounting policies
Cash and cash equivalents
For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.
Accounts receivable and credit policy
Accounts receivable are uncollateralized customer obligations due on normal trade terms, most of which require payment within 30 days from the invoice date. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.
The carrying amount of accounts receivable are reduced by an allowance that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all receivable balances that exceed 60 days from the invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that may not be collected. The allowance for potential credit losses is reflected as an offset to accounts receivable in the accompanying balance sheets.
Use of estimates
The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The Company considers capitalization, amortization of web site development costs and depreciation to be significant estimates that are subject to change in the near term.
Revenue recognition
Internet services revenue consists of web site hosting fees charged to customers for maintenance of their websites on the Company’s network and is recognized on a straight-line basis over the period such services are utilized.

Note 2 – Summary of significant accounting policies (continued)
Revenue recognition (continued)
Web site design consists of professional services provided to customers for the design, implementation and maintenances of customer websites and e-commerce systems. Revenues from these arrangements include professional services that are evaluated to determine whether those services are essential to the functionality of other elements of the arrangement. Types of services that are considered essential include customizing features and functionality in the products’ base software code or developing interfaces within a customer’s environment. When professional services are not considered essential, the revenue allocable to the professional services is recognized as the services are performed. When professional services are considered essential, revenue under the arrangement is recognized pursuant to contract accounting using the percentage-of-completion method with progress-to-completion measured based upon labor hours incurred. When the current estimates of total contract revenue and contract cost indicate a loss, a provision for the entire loss on the contract is made in the period the amount is determined.
Amounts invoiced to customers prior to recognition as revenue as discussed above are reflected in the accompanying balance sheets as deferred revenue. For the year ended December 31, 2006 deferred revenue was $10,619.
Equipment and leasehold improvements
Equipment and leasehold improvements are stated at cost. Depreciation and amortization are computed under the straight-line method for financial reporting purposes and accelerated methods for income tax purposes. Depreciation and amortization have been provided over the estimated useful lives of the assets as follows:

Years
Computer equipment	3-5
Leasehold improvements	7
Furniture and equipment	3-5
Leasehold improvements are amortized over the useful lives of the assets or the term of the related lease agreement, whichever is shorter. Depreciation expense for the for the year ended December 31, 2006 was $70,279.
Capitalized web site development costs
Certain web site development costs are capitalized when incurred. Capitalization of these costs begins upon the establishment of the web site application and infrastructure development stage. Capitalization of costs cease once the web site is available for release to the customer to use in the operating stage. Once the web site has achieved the operating stage costs are expensed as incurred with the exception of certain costs incurred to develop new functionalities or features. The establishment of the operating stage and the ongoing assessment of recoverability of web site development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological changes, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies.

Note 2 – Summary of significant accounting policies (continued)
Capitalized web site development costs (continued)
The annual amortization of web site products is the greater of the amount computed using: (a) the ratio that current gross revenues for the network or a software product bear to the total of current and anticipated future gross revenues for the network or a software product, or (b) the straight-line method over the estimated economic life of the product which currently runs for three years. Amortization starts when the product is available for general release to customers. The Company has elected to use the straight line method over three years.
All other web site development expenditures are charged to expense in the period incurred.
Impairment of long-lived assets
In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, equipment and leasehold improvements and capitalized software product costs are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the sum of the expected undiscounted cash flows is less than the carrying value of the related asset or group of assets, a loss is recognized for the difference between the fair value and carrying value of the asset or group of assets.
Such analyses necessarily involve judgment. The Company evaluated the ongoing value of its long-lived assets as of December 31, 2006. The Company has not incurred any impairment charges on any long-lived assets.
Income taxes
Income taxes are accounted for using an asset and liability approach, which requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in the financial statements or tax returns. The measurement of current and deferred tax assets and liabilities is based on provisions of enacted tax laws; the effects of potential future changes in tax laws or rates are not anticipated. If it is more likely than not that full realization of deferred income tax benefits is not expected, a deferred tax valuation allowance is recorded.
New Pronouncements
In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109” (“FIN 48”), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006 and as a result, is effective for the Company in the first quarter of 2007. The Company is currently evaluating the impact of FIN 48 on its financial statements.

Note 2 – Summary of significant accounting policies (continued)
New Pronouncements (continued)
On September 13, 2006, the SEC issued Staff Accounting Bulletin 108 (“SAB 108”), “Considering the Effects of Prior Year Misstatements when Qualifying Misstatements in Current Year Financial Statements,” which provides interpretive guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. SAB 108 is effective for companies with fiscal years ending after November 15, 2006 and is required to be adopted by the Company in its fiscal year ending December 31, 2006. The adoption of this bulletin did not have a significant impact on the financial statements.
In September 2006, the Financial Accounting Standards Board (FASB) issued FAS 158 — Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R) . FAS 58 requires an employer to: (a) recognize in its statement of financial position the funded status of a benefit plan; (b) measure defined benefit plan assets and obligations as of the end of the employer’s fiscal year (with limited exceptions); and (c) recognize as a component of other comprehensive income, net of tax, the gains or losses and prior service costs or credits that arise but are not recognized as components of net periodic benefit costs pursuant to prior existing guidance. The provisions governing recognition of the funded status of a defined benefit plan and related disclosures are effective as of the end of fiscal years ending after December 15, 2006. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. Because we currently do not have defined benefit or other post retirement plans, the standard will have no effect on us.
In September 2006, the FASB issued FAS 157 — Fair Value Measurements (“FAS 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. This Statement is required to be adopted by the Company in the first quarter of its fiscal year 2008. The Company is currently assessing the impact of the adoption of this Statement.

Note 3 – Property and equipment
Property and equipment consisted of the following as of December 31, 2006:

Computers, equipment and software	$485,680
Furniture and fixtures	39,809

Totals	525,489

Less: accumulated depreciation	(419,285)

Property and equipment, net	$106,204

Note 4 – Capitalized website development costs
The capitalization of web site development costs includes costs incurred by the Company in developing products that qualify for capitalization. The Company accounts for web site development costs, other than costs for internal-use software, in accordance with Financial Accounting Standards Board’s (“FASB”) Emerging Issues Task Force (“EITF”) Issue 00-02, “Accounting for Web Site Development Costs”. The Company capitalizes costs associated with web site application and infrastructure development. Capitalization of web site development costs ceases upon a product’s general availability release. Capitalized web site development costs are amortized over the estimated useful life of the software product starting from the date of general availability.
On an annual basis, the Company monitors the expected net realizable value of the capitalized web site development costs for factors that would indicate impairment, such as a decline in the demand, the introduction of new technology, or the loss of a significant customer. As of December 31, 2006, the Company’s evaluation determined that the carrying amount of these assets was not impaired.
Capitalized software development costs are amortized to operating expense on a straight-line basis over the estimated useful life of the related products, which is generally deemed to be three years. There were no web site development costs capitalized for the year ending December 31, 2006. Amortization expense of capitalized web site development costs amounted to $28,579 for the year ended December 31, 2006.

Note 4 – Capitalized website development costs (continued)
Net capitalized website development costs consisted of:

December 31,
2006
Capitalized web site development costs	$85,737
Less: accumulated amortization	(28,579)

Capitalized web site development costs, net	$57,158

Note 5 – Operating lease
The Company leases office space under an operating lease arrangement expiring through August 31, 2011. The Company is generally liable for its share of increases in the landlord’s direct operating expenses related to the office space leases. Total rental expense for the operating leases for the year ended December 31, 2006 was $97,561.
The following is a schedule of future minimum lease payments for its corporate offices as of December 31, 2006:

Year Ending	Minimum Lease
December 31,	Commitments
2007	$112,659
2008	118,270
2009	124,181
2010	130,391
2011	89,776

$575,277

Note 6 – Capital lease obligation
The Company leases certain computer equipment under an agreements classified as capital leases. The cost of the equipment under a capital lease that is included on the balance sheet as computers, equipment and software totaled $73,134 at December 31, 2006. Accumulated amortization of the leased equipment at December 31, 2006 was $37,761. Amortization of assets under capital lease is included with depreciation expense.

Note 6 – Capital lease obligation (continued)
The future minimum lease payments required under the capital lease and the present value of the net minimum lease payments as of December 31, 2006 are as follows:

Year Ended
December 31,	Amount
2007	$23,315
2008	7,250
2009	3,020

Total minimum lease payments	33,585
Less: amount representing interest	(3,528)

Present value of net minimum lease payments	30,057

Less: current maturities of capital lease obligation	(20,875)

Long term capital lease obligation	$9,182

Note 7 — Income taxes
Provision for income taxes is as follows:

Current	$3,000
Deferred	(12,000)

Tax provision	$(9,000)

The deferred tax liability represents the tax effect of timing differences primarily in depreciation and amortization between financial and income tax reporting.
Note 8 – Business concentrations
The Company at times maintains cash in bank accounts in excess of federally insured limits. At December 31, 2006 the Company had no amounts in excess of FDIC insured limits. The Company has not experienced any losses in such accounts and believe they are not exposed to any significant credit risk on these cash deposits.
For the year ended December 31, 2006, the Company had sales to one major customer that accounted for approximately 44% of total revenues.
Note 9 – Related party transaction
During the year the Company paid $17,558 to a shareholder for an amount due. The entire outstanding balance was paid in October, 2006.

Note 10 – Subsequent event
On January 26, 2007 the shareholders finalized an agreement to sell all the shares of the Company to ARI Network Services Inc. of Milwaukee, Wisconsin. Consideration for the acquisition included approximately $1.1 million in cash, 350,000 shares of ARI Network Services Inc.’s common stock, $700,000 in debt to the shareholders and future contingent payments totaling up to $400,000. The acquisition will be accounted for under the purchase method as required under SFAS No. 141 “Business Combinations”; accordingly, the Company’s results will be included in the financial statements of ARI Network Services Inc. from the date of acquisition.